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[ERNST & YOUNG LLP LETTERHEAD]



December 30, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated December 31, 1996, of Index, Inc. and are in agreement with the statements contained in the second and third paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                        Very truly yours,



                                        /s/ ERNST & YOUNG LLP
                                        --------------------------------
                                        Ernst & Young LLP